As amended through January 31, 1995
                           BY-LAWS
                             of

                   STRATUS COMPUTER, INC.



                          ARTICLE I

                        Stockholders



1.  Annual Meeting.     The annual meeting of stockholders  shall

    be  held  within six months after the end of the fiscal  year of  the corporation at such date and hour as may be fixed  by the  Directors  and  stated in the  notice  of  the  meeting.

    Purposes  for  which the annual meeting is  to  be  held,  in addition  to  those  prescribed by law, by  the  Articles  of

    Organization  or  by these Bylaws, may be  specified  by  the

    Directors  or  the  President and shall be  included  in  the notice  of  the  meeting.  If no annual meeting  is  held  in accordance  with the foregoing provisions, a special  meeting may  be  held in lieu thereof, and any action taken  at  such meeting shall have the same effect as if taken at the  annual meeting.



2.   Special Meeting.    Special meetings of stockholders may  be

     called  by the President or by the Directors.  Upon  written application  of one or more stockholders who hold  at  least

     10%  40%1   of  the capital stock entitled to  vote  at  the

     meeting,  special meetings shall be called by the Clerk,  or in  case of the death, absence, incapacity or refusal of the

     Clerk,  by  another officer.   The date  and  hour  for  any

     special  meeting  of  stockholders  shall  be  as  fixed  by  the

     Directors  or,  in the event not fixed by the Directors,  by the  President, Clerk or other officer calling the  meeting.

     Purposes  for  which a special meeting is  to  be  held,  in addition  to  those prescribed by law, by  the  Articles  of

     Organization  or  by these Bylaws, may be specified  by  the

     Directors or the President and shall be stated in  the  call and included in the notice of the meeting.



3.  Place  of  Meeting.   All meetings of stockholders  shall  be

    held  at  the  principal office of the corporation  unless  a different  place within The Commonwealth of Massachusetts  or in  any  other  state in the United States is  fixed  by  the

    Directors  or the President and stated in the notice  of  the meeting.



4.  Notice  of  Meetings. A written notice of  every  meeting  of stockholders, stating the place, date and hour  thereof,  and the  purposes for which the meeting is to be held,  shall  be given  by the Clerk, or in case of death, absence, incapacity or  refusal  of  the  Clerk, by an other  officer  or  person designated  by  the  Clerk, at least seven  days  before  the meeting to each stockholder entitled to vote thereat  and  to

    each   stockholder,   who  by  law,  by   the   Articles   of

    Organization  or by these Bylaws is entitled to such  notice,

    by  leaving  such  notice with him or at  this  residence  or usual  place  of  business, or by mailing it postage  prepaid and  addressed  to  each stockholder at this  address  as  it appears  upon the books of the corporation.  No  notice  need be  given  to any stockholder if a written waiver of  notice,

    executed  before or after the meeting by the  stockholder  or his  attorney thereunto authorized, is filed with the records of the meeting.



5.   Quorum.   The holders of a majority in interest of all stock

     issued, outstanding and entitled to vote at a meeting  shall constitute  a  quorum, but holders of a lesser interest  may adjourn  any  meeting  from time  to  time  without  further notice;  except that, if two or more classes  of  stock  are outstanding  and entitled to vote as separate classes,  then in  the  case of each such class, a quorum shall consist  of the  holders of a majority in interest of the stock of  that class issued, outstanding and entitled to vote.  Stock owned directly or indirectly by the corporation, if any, shall not be  deemed  outstanding for the purposes  of  determining  a quorum.



6.   Voting and Proxies. Each stockholder shall have one vote for each  share of stock entitled to vote held by him or  record

     according   to  the  records  of  the  corporation,   unless

     otherwise   provided  by  the  Articles   of   Organization.

     Stockholders  may vote either in person or by written  proxy dated  not  more  than six months before the  meeting  named

     therein.   Proxies  shall be filed with  the  Clerk  of  the

     meeting, or of any adjournment thereof, before being  voted.

     Except  as otherwise limited therein, proxies shall  entitle the persons named therein to vote at any adjournment of such meeting  but  shall not be valid after final adjournment  of such  meeting.  A proxy with respect to stock  held  in  the name  of  two or more persons shall be valid if executed  by one  of them unless at or prior to exercise of the proxy the corporation  receives  a  specific  written  notice  to  the contrary  from  any one of them.  A proxy purporting  to  be executed  by or on behalf of a stockholder shall  be  deemed valid unless challenged at or prior to its exercise and  the burden of proving invalidity shall rest on the challenger.



7.   Action at Meeting.  When a quorum is present, the holders of a majority of the stock present or represented and voting on a  matter  (or  if  there are two or more classes  of  stock entitled  to vote as separate classes, then in the  case  of each  such class, the holders of a majority of the stock  of that  class present or represented and voting on a  matter),

     shall  decide any matter to be voted on by the stockholders,

     except  where a larger vote is required by law, the Articles

     of   Organization   or  these  Bylaws.   Any   election   by

     stockholders shall be determined by a plurality of the votes cast  by  the stockholders entitled to vote at the election.

     No  ballot  shall  be  required  for  such  election  unless requested  by  a stockholder present or represented  at  the

     meeting   and  entitled  to  vote  in  the  election.    The

     corporation shall not directly or indirectly vote any  share of its stock.  If the Board of Directors determines that, in the  interest of an informed stockholder vote on any matter,

     it  is  appropirate to adjourn any session of a  meeting  of stockholders  to  a  later date in order to  make  available information  materially relevant to  consideration  of  such matter,  the  President or other officer presiding  at  such meeting  may defer any action on such matter and, without  a stockholder  vote on the matter of adjournment, adjourn  the meeting  for the purpose of considering and acting  on  such matter at a session to be convened either at a certain date,

     time  and place announced at the adjourned session, in which event  no  further notice need be given, or at a date,  time and  place  to be later determined by the Board of Directors or the President, in which event notice of the session to be held by adjournment shall be given in the manner provided by

     Section 4 of this Article I.



8.   Action without Meeting.  Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent  to  the action in writing and the written  consents are  filed with the records of the meetings of stockholders.

     Such consent shall be treated for all purposes as a vote  at a meeting.

                         ARTICLE II

                          Directors



1.   Powers.  The business of the corporation shall be managed by a  Board of Directors who may exercise all the powers of the corporation  except as otherwise provided  by  law,  by  the

     Articles  of Organization or by these Bylaws.  The Board  of

     Directors may from time to time issue and sell, or cause  to be  issued  and sold, for cash or other lawful consideration all or any part of the authorized and unissued capital stock of  the  corporation, including additional shares which  may hereafter be authorized by vote of the stockholders, as well as  any  shares which may have been repurchased or otherwise acquired  by the corporation.  In the event of a vacancy  in the  Board of Directors, the remaining Directors, except  as otherwise  provided by law, may exercise the powers  of  the full Board until the vacancy is filled.

1A.  Classified Board.  During such time as the corporation shall be  subject  to the provisions of Section 50A(a) of  Chapter

     156B   of   the   General  Laws  of  the   Commonwealth   of

     Massachusetts  and  related  provisions  of  said  50A  with respect  to  the classification of directors, all provisions of  Section  2  through  6  of this  Article  II  which  are inconsistent with the provisions of said Section  50A  shall be  subject  to and superseded by the respective  applicable provisions of said Section 50A.



2.   Election.   A  Board of Directors of such number,  not  less

     than  three  (except that whenever there shall be  only  two stockholders the number of Directors shall not be less  than two  and  whenever there shall be only one  stockholder,  or prior  to the issuance of any stock, the number of Directors shall  not be less than one), nor more than eight, as  shall be  fixed  by  the  stockholders, shall be  elected  by  the stockholders at the annual meeting.



3.   Vacancies.  Any vacancy in the Board of Directors, including a  vacancy resulting from the enlargement of the Board,  may be  filled  by  the  stockholders  or,  in  the  absence  of stockholder action, by the Directors.



4.   Enlargement  of  the  Board.  The number  of  the  Board  of

     Directors  may  be increased, to not more than  the  maximum number  specified in Section 2 of this Article  II,  at  any special meeting of the stockholders or by vote of a majority of the directors then in office.



5.   Tenure.   Except  as  otherwise  provided  by  law,  by  the

     Articles  of Organization or by these Bylaws, each  Director

     shall   hold  office  until  the  next  annual  meeting   of

     stockholders  and thereafter until his successor  is  chosen and  qualified or until he sooner dies, resigns, is  removed

     or   becomes  disqualified.   Any  Director  may  resign  by

     delivering his written resignation to the corporation at its principal  office or to the President, Clerk  or  Secretary.

     Such  resignation shall be effective upon receipt unless  it is  specified to be effective at some other time or upon the happening of some other event.



6.   Removal.  A Director may be removed from office (a) with  or without cause by vote of the holders of a majority of  stock entitled to vote in the election of Directors, provided that the  Directors of a class elected by a particular  class  of stockholders may be removed only by the vote of the  holders of  a  majority of the shares of such class or (b) for cause

     by  vote  of a majority of the Directors then in office.   A

     Director  may  be  removed for cause only  after  reasonable notice and opportunity to be heard before the body proposing to remove him.



7.   Meetings.   Regular meetings of the Directors  may  be  held

     without call or notice at such places within or without  The

     Commonwealth  of  Massachusetts and at  such  times  as  the

     Directors may from time to time determine, provided that any

     Director who is absent when such determination is made shall be  given notice of the determination.  A regular meeting of the  Directors may be held without a call or notice  at  the same  place  as the annual meeting of stockholders,  or  the special meeting held in lieu thereof, following such meeting of stockholders.



8.   Notice  of  Meetings.   Reasonable  notice  of  all  special

     meetings of the Directors shall be given to each Director by the Secretary or if there be no Secretary, by the Clerk,  or

     Assistant  Clerk,  or  in the case of  the  death,  absence,

     incapacity or refusal of such persons, by the officer or one of  the  Directors calling the meeting.  In  any  case,  the sending of notice to each Director in person or by telephone or by telegram sent to his business or home address at least twenty-four hours in advance of the meeting, or  by  written notice mailed to his business or home address at least forty-

     eight  hours  in  advance  of the meeting  shall  be  deemed reasonable notice.  Notice need not be given to any Director if  a  written waiver of notice, executed by him  before  or after the meeting, is filed with the records of the meeting,

     or   to   any  Director  who  attends  the  meeting  without

     protesting prior thereto or at its commencement the lack  of notice to him.  A notice or waiver of notice of a Directors'

     meeting need not specify the purposes of the meeting.



9.   Quorum.  At any meeting of the Directors, a majority of  the

     Directors  then in office shall constitute a quorum  (except that whenever there shall be fewer than three Directors, one

     Director  then  in office shall constitute a quorum).   Less

     than  a  quorum may adjourn any meeting from  time  to  time without further notice.



10.  Action at Meeting.  At any meeting of the Directors at which a  quorum  is  present,  the vote of  a  majority  of  those present, unless the vote of a larger number is specified  by law,  by  the  Articles of Organization or by these  Bylaws,

     shall be sufficient to decide any matter.



11.  Action by Consent.  Any action required or permitted  to  be taken at any meeting of the Directors may be taken without a meeting  if  all  the Directors consent  to  the  action  in writing  and the written consents are filed with the records of  the Directors' meetings.  Such consents shall be treated for all purposes as a vote of the Directors at a meeting.



12.  Committees.   The  directors, by vote of a majority  of  the

     Directors  then  in  office, may elect from  its  number  an

     Executive  Committee or other committees  and  may  delegate thereto some or all of its powers except those which by law,

     by  the Articles of Organization or by these Bylaws may  not be delegated.



     Except  as the Directors may otherwise determine,  any  such committee  may  make rules for the conduct of its  business,

     but  unless otherwise provided by the Directors or  in  such rules, its business shall be conducted so far as possible in the  same  manner  as is provided by these  Bylaws  for  the

     Directors.  All members of such committees shall hold office at the pleasure of the Directors.  The Directors may abolish any  such committee at any time.  Any committee to which the

     Directors  delegates any of its powers or duties shall  keep records  of  its meetings and shall upon request report  its action to the Directors.  The Directors shall  have power to rescind  any action of any committee, but no such rescission shall have retroactive effect.








                         ARTICLE III

                          Officers



1.   Enumeration.  The officers of the corporation shall  consist of  a  President,  a  Treasurer, a  Clerk,  and  such  other officers, including a Chairman of the Board of Directors,  a

     Secretary,   one   or   more  Vice   Presidents,   Assistant

     Treasurers,  Assistant Clerks and Assistant  Secretaries  as

     the Directors may determine.



2.   Election.   The  President, Treasurer, and  Clerk  shall  be

     elected  annually  by the Directors at their  first  meeting

     following   the  annual  meeting  of  stockholders.    Other

     officers  may be chosen by the Directors at such meeting  or at  any other meeting.  If the office of any officer becomes vacant,  the  Directors may elect or appoint a successor  by vote  of  a majority of the Directors present at the meeting at  which  such election or appointment is made.  Each  such successor  shall hold office for the unexpired term  of  his predecessor  and  until his successor shall  be  elected  or appointed  and qualified, or until he sooner dies,  resigns,

     is removed or becomes disqualified.



3.   Qualification.   The  President may,  but  need  not  be,  a

     Director.   No officer need be a stockholder.   Any  two  or

     more  offices may be held by the same person, provided  that

     the  President and Clerk shall not be the same person.   The

     Clerk  shall  be  a  resident of  Massachusetts  unless  the corporation  has a resident agent appointed for the  purpose of  service of process.  Any officer may be required by  the

     Directors to give bond for the faithful performance  of  his duties  to the corporation in such amount and with  sureties as the Directors may determine.  The premiums for such bonds may be paid by the corporation.



4.   Tenure.   Except  as  otherwise  provided  by  law,  by  the

     Articles  of Organization or by these Bylaws, the President,

     Treasurer  and  Clerk  shall hold  office  until  the  first meeting  of  the Directors following the annual  meeting  of stockholders  and thereafter until his successor  is  chosen qualified  or until he sooner dies, resigns, is  removed  or becomes  disqualified;  and all other  officers  shall  hold office  until  the first meeting of the Directors  following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them  or  until he sooner dies, resigns, is removed or becomes disqualified.

     Any officer may resign by delivering his written resignation to  the  corporation  at  its principal  office  or  to  the

     President, Clerk or Secretary, and such resignation shall be

     effective  upon  receipt  unless  it  is  specified  to   be

     effective at some other time or upon the happening  of  some other event.



5.   Removal.   The  Directors may remove  any  officer  with  or

     without  cause by a vote of a majority of the entire  number of  Directors then in office, provided, that an officer  may be  removed  for  cause  only after  reasonable  notice  and opportunity  to  be heard by the Directors prior  to  action thereon.



6.   Chairman  of  the Board; President; Vice Presidents.   If  a

     Chairman  of  the  Board of Directors is  elected  he  shall preside  at all meetings of the Board of Directors at  which he  is present and, if so designated by the Directors, shall be the chief executive officer of the corporation.



     The  president  shall  be  chief executive  officer  of  the corproation unless the Chairman of the Board of Directors is so  designated, in which event the president shall have such powers and duties as may be assigned by the Directors.



     The  chief executive officer shall, subject to the direction of  the  Directors, have general supervision and control  of the  business  of the corporation.  He shall  preside,  when present, at all meetings of stockholders.



     Any  Vice  President shall have such powers as the Directors may from time to time designate.



7.   Treasurer  and  Assistant Treasurer.  The  Treasurer  shall,

     subject  to  the  direction of the Directors,  have  general charge of the financial affairs of the corporation and shall cause  to be kept accurate books of account, which shall  be the  property of the corporation.  He shall have custody  of

     all   funds,  securities,  and  valuable  documents  of  the

     corporation, except as the Directors may otherwise provide.



     Any  Assistant  Treasurer  shall  have  such  power  as  the

     Directors may from time to time designate.



8.   Clerk  and Assistant Clerks.  The Clerk shall keep a  record of the meetings of stockholders.  The Clerk shall also keep,

     or  cause  to  be  kept, in Massachusetts, the  original  or attested copies, of the Articles of Organization, Bylaws and records  of  all meetings of incorporators and  stockholders for inspection by stockholders.  Unless a Transfer Agent  is appointed,  the  Clerk shall keep or cause  to  be  kept  in

     Massachusetts,  at the principal office of the  corporation,

     or  at  his  office, the stock and transfer records  of  the corporation,  in  which  are  contained  the  names  of  all stockholders and the record address, and the amount of stock held by each.



     In  case a Secretary is not elected, the Clerk shall keep  a record of the meetings of the Directors.



     Any  Assistant Clerk shall have such powers as the Directors may  from  time  to time designate.  In the absence  of  the

     Clerk  from any meeting of stockholders, an Assistant Clerk,

     if one be elected, otherwise a Temporary Clerk designated by the  person  presiding  at the meeting,  shall  perform  the duties of the Clerk.



9.   Secretary  and  Assistant Secretaries.  If  a  Secretary  is

     elected,  he  shall  keep a record of the  meetings  of  the

     Directors and in his absence, an Assistant Secretary, if one is  elected,  otherwise a Temporary Secretary designated  by the person presiding at the meeting, shall keep a record  of the meetings of the Directors.



     Any  Assistant  Secretary  shall have  such  powers  as  the

     Directors may from time to time designate.



10.  Other  Powers  and Duties.  Each officer shall,  subject  to these  Bylaws,  have in addition to the  duties  and  powers specifically  set  forth in these Bylaws,  such  duties  and powers  as are customarily incident to his office, and  such duties  and  powers as the Directors may from time  to  time designate.



                         ARTICLE IV

                        Capital Stock



1.   Certificates of Stock.  Each stockholder shall  be  entitled to  a certificate of the capital stock of the corporation in such  form  as may be prescribed from time to  time  by  the

     Directors.  The certificate shall be signed by the President or  a  Vice  President, and by the Treasurer or an Assistant

     Treasurer,  but  when a certificate is  countersigned  by  a

     Transfer  Agent  or  a  Registrar, other  than  a  Director,

     officer or employee of the corporation, such signatures  may be  facsimiles.  In case any officer who has signed or whose facsimile  signature  has been placed  on  such  certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.



     Every  certificate for shares of stock which are subject  to any  restriction  on transfer pursuant to  the  Articles  of

     Organization,  the  Bylaws or any  agreement  to  which  the corporation  is  a  party, shall have the restriction  noted

     conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction  or a  statement  of  the existence of such  restriction  and  a statement  that the corporation will furnish a copy  to  the holder  of such certificate upon written request and without

     charge.   Every  certificate issued when the corporation  is

     authorized to issue more than one class or series  of  stock shall set forth on its face or back either the full text  of the  preferences, voting powers, qualifications and  special and  relative rights of the shares of each class and  series authorized  to be issued or a statement of the existence  of such  preferences, powers, qualifications and rights, and  a statement  that the corporation will furnish a copy  thereof to  the holder of such certificate upon written request  and without charge.



2.   Transfer.   Subject to the restrictions, if any,  stated  or

     noted  on  the  stock certificates, shares of stock  may  be transferred on the books of the corporation by the surrender to  the corporation or its transfer agent of the certificate therefor  properly  endorsed or  accompanied  by  a  written assignment  and  power of attorney properly  executed,  with necessary  transfer stamps affixed, and with such  proof  of the  authenticity  of signature as the  corporation  or  its transfer  agent may reasonable require.  Except  as  may  be otherwise  required by law, by the Articles of  Organization or  by  these  Bylaws, the corporation shall be entitled  to treat  the record holder of stock as shown on its  books  as the  owner  of  such stock for all purposes,  including  the payment  of  dividends and the right to  vote  with  respect

     thereto,  regardless  of  any  transfer,  pledge  or   other

     disposition  of  such  stock, until  the  shares  have  been transferred  on the books of the corporation  in  accordance with the requirements of these Bylaws.



     It  shall  be  the duty of each stockholder  to  notify  the corporation of his post office address.



3.   Record Date.  The Directors may fix in advance a time of not more  than  sixty days preceding the date of any meeting  of stockholders, or the date for the payment of any dividend or the  making of any distribution to stockholders, or the last day  on which the consent or dissent of stockholders may  be effectively  expressed for any purpose, as the  record  date for  determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof,

     or the right to receive such dividend or distribution or the right  to  give such consent or dissent.  In such case  only stockholders of record on such record date shall  have  such right, notwithstanding any transfer of stock on the books of the  corporation after the record date.  Without fixing such record  date  the Directors may for any such purposes  close the transfer books for all or any part of such period.



     If  no  record date is fixed and the transfer books are  not closed,  then  the record date for determining  stockholders having  the  right to notice of or to vote at a  meeting  of stockholders shall be at the close of business  on  the  day next  preceding  the day on which notice is given,  and  the record  date  for  determining stockholders  for  any  other purpose  shall  be at the close of business on  the  day  on which the Directors act with respect thereto.



4.   Replacement of Certificates.  In case of the alleged loss or destruction or the mutilation of a certificate of  stock,  a duplicate  certificate may be issued in place thereof,  upon such  terms  as the Directors may prescribe.  The  Directors may,  in  their  discretion, require the owner  of  a  lost,

     mutilated   or   destroyed   certificate,   or   his   legal

     representative, to give a bond, sufficient in their opinion,

     with or without surety, to indemnify the corporation against any loss or claim which may arise by reason of the issue  of a  certificate in place of such lost, mutilated or destroyed stock certificate.






                          ARTICLE V

Provisions Relative to Directors, Officers, Stockholders and

                          Employees



1.   Certain Contracts and Transactions.  In the absence of fraud or bad faith, no contract or transaction by this corporation shall be void, voidable or in any way affected by reason  of the fact that the contract or transaction is (a) with one or more  of its officers, directors, stockholders or employees,

     (b)  with  a  person  who is in any way interested  in  this corporation or (c) with a corporation, organization or other concern  in  which  an  officer,  director,  stockholder  or employee  of  this  corporation  is  an  officer,  director,

     stockholder, employee or in any way interested and  no  such officer,  director, stockholder or employee  shall  be  held liable  to account to the corporation or to any creditor  or stockholder  of  the corporation for any profit  or  benefit realized by him through any such contract or transaction nor by  reason  of  any fiduciary relationship of such  officer,

     director, stockholder or employee to the corporation arising out of such stock ownership.  The provisions of this section shall apply notwithstanding the fact that the presence of  a director or stockholder, with whom a contract or transaction is  made  or  entered  into or who is an officer,  director,

     stockholder  or  employee of a corporation, organization  or other  concern with which a contract or transaction is  made or  entered  into  or who is in any way interested  in  such contract  or  transaction,  was necessary  to  constitute  a quorum  at  the  meeting  of directors  (or  any  authorized committee thereof) or stockholders at which such contract or transaction  was  authorized and/or that the  vote  of  such director  or  stockholder was necessary for the adoption  of such  contract or transaction provided that if said interest was  material, it shall have been known or disclosed to  the directors  or  stockholders voting at said meeting  on  said contract  or transaction.  Ownership or beneficial  interest in  a  minority  of  the  stock  or  securities  of  another corporation, joint stock company, trust, firm or association shall  not  be  deemed to constitute material  interest  for

     purposes  of  this  section and need not  be  disclosed.   A

     general  notice  to any person voting on  said  contract  or

     transaction  that  an  officer,  director,  stockholder   or

     employee   has  a  material  interest  in  any  corporation,

     organization or other concern shall be sufficient disclosure as  to such officer, director, stockholder or employee  with

     respect   to  all  contracts  and  transactions  with   such

     corporation,  organization or other concern.   This  section

     shall  be  subject to amendment or repeal only by action  of the stockholders.



2.   Indemnification.  Subject to the exceptions  and  limitation set forth below,



     (a)  every person who is, or has been, a director or officer of  the  corporation shall be indemnified by the corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by  him  in connection  with  any claim, action, suit or  proceeding  in which  he becomes involved as a party or otherwise by virtue of  his  being  or  having been a director  or  officer  and against  amounts paid or incurred by him in  the  settlement thereof;



     (b)   the  words "claim", "action", "suit", or  "proceeding"

     shall  apply  to  all claims, actions, suits or  proceedings

     (civil,  criminal  or other, including appeals),  actual  or threatened,  whether or not based on any action or  omission antedating  adoption  of  this  Article  V;  and  the  words

     "liability"   and   "expenses:"   shall   include,   without

     limitation  attorneys' fees, costs, judgments, amounts  paid in settlement, fines, penalties and other liabilities.



     No indemnification shall be provided hereunder to a director or officer:



     (y)   with  respect to any matter as to which he shall  have

     been finally adjudicated not to have acted in good faith  in the  reasonable  belief  that his action  was  in  the  best interests of the corporation;



     (z)  in the event of a settlement involving a payment by the officer  or  director unless there has been a  determination that such director or officer is entitled to indemnification pursuant to this Article V:



     (i)  by the court or other body approving the settlement; or



     (ii) by vote of stockholders of the corporation; or



     (iii)      by vote of two-thirds (2/3) of those directors of

          the  corporation who are not themselves involved in the

          claim,  action,  suit or proceeding,  provided  that  a

          majority  of the directors consists of members  not  so

          involved; or



     (iv) by  written opinion of independent counsel.  The rights of  indemnification  herein  provided  may  be  insured

          against  by  policies  maintained by  the  corporation,

          shall  be severable, shall not affect any other  rights

          to  which  any director or officer may now or hereafter

          be  entitled,  shall continue as to a  person  who  has

          ceased  to be such director or officer and shall insure

          to   the   benefit   of   the  heirs,   executors   and

          administrators  of  such a person.   Nothing  contained

          herein  shall  affect any rights to indemnification  to

          which  corporate  personnel other  than  directors  and

          officers may be entitled by contract or otherwise under

          law.



     Expenses incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of  this section may be advanced by the corporation prior to final disposition thereof upon receipt of an undertaking  by or  on  behalf of the recipient secured by a surety or other suitable insurance issued by a company authorized to conduct such  business in the Commonwealth of Massachusetts to repay such  amount if it is ultimately determined that he  is  not entitled to indemnification under this Article V.



                         ARTICLE VI

                  Miscellaneous Provisions



1.   Fiscal   Year.   Except  as  from  time  to  time  otherwise

     determined  by  the  Directors,  the  fiscal  year  of   the

     corporation shall end on the Sunday closest to December 31st of each year.



2.   Seal.   The  seal  of  the  corporation  shall,  subject  to

     alteration  by  the  Directors,  bear  its  name,  the  word

     "Massachusetts", and the year of its incorporation.



3.   Execution  of  Instruments.  All deeds,  leases,  transfers,

     contracts, bonds, notes and other obligations authorized  to be  executed by an officer of the corporation in its  behalf shall be signed by the President or the Treasurer except  as the Directors may generally or in particular cases otherwise determine.



4.   Voting of Securities.  Except as the Directors may otherwise designate,  the President or Treasurer may waive notice  of,

     and  appoint  any  person or persons  to  act  as  proxy  or attorney in fact for this corporation (with or without power

     of   substitution)  at  any  meeting  of   stockholders   or

     shareholders  of any other corporation or organization,  the securities of which may be held by this corporation.



5.   Corporate Records.  The original, or attested copies, of the

     Articles of Organization, Bylaws and records of all meetings of  the  incorporators and stockholders, and the  stock  and transfer  records,  which shall contain  the  names  of  all stockholders and the record address and the amount of  stock held  by  each,  shall  be  kept  in  Massachusetts  at  the principal office of the corporation, or at an office of  its transfer  agent  or of the Clerk.  Said copies  and  records need  not  all  be kept in the same office.  They  shall  be available for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or  copies thereof or of using the same for a purpose other than in the interests  of the applicant, as a stockholder,  relative  to the affairs of the corporation.



     Except as specifically authorized by statute, no stockholder shall  have any right to examine any other property  or  any other books, accounts or other writings of the corporation.



6.   Articles of Organization.  All references in these Bylaws to the Articles of Organization shall be deemed to refer to the

     Articles of Organization of the corporation, as amended  and in effect from time to time.



7.   Evidence  of  Authority.   A certificate  by  the  Clerk  or

     Secretary or an Assistant or Temporary Clerk or Secretary as

     to  any  matter  relative to the Articles  of  Organization,

     Bylaws,  records  of  the proceedings of the  incorporators,

     stockholders,  Board of Directors, or any committee  of  the

     Board  of Directors, or stock and transfer records or as  to any  action taken by any person or persons as an officer  or agent  of the corporation, shall as to all persons who  rely thereon  in good faith be conclusive evidence of the matters so certified.



8.   Amendments.   These Bylaws, except as hereinbelow  provided,

     may  be  amended or repealed, in whole or in part,  and  new

     Bylaws adopted either (a) by the stockholders at any meeting of  the  stockholders by the affirmative vote of the holders of  at  least  a  majority in interest of the capital  stock present  and entitled to vote, provided that notice  of  the proposed  amendment or repeal or of the proposed  making  of new  Bylaws  shall  have been given in the  notice  of  such meeting,  and  (b)  if  so authorized  by  the  Articles  of

     Organization,  by the Board of Directors at any  meeting  of the  Board  by  the affirmative vote of a  majority  of  the

     Directors  then in office, but no amendment or repeal  of  a

     Bylaw  shall be made by the Board of Directors which changes the  date fixed by the Bylaws for the annual meeting of  the stockholders or which alters the provisions of these  Bylaws with  respect  to removal of Directors, or the  election  of

     committees  by  Directors  and  the  delegation  of   powers

     thereto,  nor  shall the Board of Directors make,  amend  or repeal any provision of the Bylaws which by law the Articles of  Organization  or  the  Bylaws  requires  action  by  the stockholders.  No change in the date fixed by the Bylaws for the  annual  meeting of stockholders shall  be  made  within sixty (60) days before the date fixed by the Bylaws for  the annual  meeting,  and if any change of that  date  is  made,

     notice of such change shall be given to all stockholders  at least  twenty (20) days before the new date fixed  for  such

     meeting.   Not later than the time of giving notice  of  the

     meeting of stockholders next following the making, amending,

     or  repealing by the Directors of any Bylaw, notice  thereof stating the substance of such change shall be given  to  all

     stockholders entitled to vote on amending the  Bylaws.   Any

     Bylaw or amendment of a Bylaw made by the Board of Directors

     may   be   amended  or  repealed  by  the  stockholders   by

     affirmative vote as above provided in this Section 8 of this

     Article VI.



                        ARTICLE VII2

   Non Applicability of Control Share Acquisition Statute



The  provisions of Chapter 110D of the Massachusetts General Laws regulating  control share acquisitions, as may  be  amended  from time  to  time  and  any successor law, shall not  apply  to  any

"control  share acquisition", as defined in Chapter 110D  of  the corporation.





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